                                                                      EXHIBIT 20

                  Volkswagen Credit Auto Master Trust 1996-1

-------------------------------------------------------------------------------

                Distribution Date Statement: December 15, 1999

a. Aggregate Amount of Collections                               $390,464,619.51
   Aggregate Amount of Interest Collections                        $3,970,589.72
   Aggregate Amount of Principal Collections                     $386,494,029.79
   Investment Proceeds                                                     $0.00

b. Series Allocation Percentage                                          100.00%
   Floating Allocation Percentage                                         64.57%
   Fixed Allocation Percentage                                               N/A

c. Total Amount Distributed on Series 1996-1                       $1,746,093.75

d. Amount of Such Distribution Allocable to Principal on 1996-1            $0.00

e. Amount of Such Distribution Allocable to Interest on 1996-1     $1,746,093.75

f. Investor Default Amount                                                 $0.00

g. Draw Amount                                                             $0.00

h. Investor Charge Offs                                                    $0.00
   Amounts of Reimbursements                                               $0.00

i. Monthly Servicing Fee                                                   1.00%

j. Expected Controlled Distribution Amount                                 $0.00

k. Invested Amount                                               $375,000,000.00

l. Pool Factor                                                           100.00%

m. Available Subordinated Amount                                  $67,824,499.48

n. Reserve Fund Balance                                            $1,875,000.00

o. Principal Funding Account Balance                                       $0.00
   Yield Supplement Account Balance                                $1,875,000.00

VW CREDIT, INC. SERVICER
13-Dec-99


               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                 Monthly Servicer Report Input and Summary Page


TRANSACTION SUMMARY
-------------------
                                                                           From             To         Days
                                                                        ----------     -----------     ----
Current Interest Period                                                 11/15/1999      12/14/1999      30

Series Allocation Percentage                                                   100.00%

Initial Principal Balance                                              $375,000,000.00
Outstanding Principal Balance                                          $375,000,000.00
Principal Balance of Receivables for Determination Date                $685,498,935.36
Amount Invested in Receivables on Series Issuance Date                 $375,000,000.00
Initial Invested Amount                                                $375,000,000.00
Invested Amount at the Beginning of Period                             $375,000,000.00
Invested Amount                                                        $375,000,000.00
Required Subordinated Amount                                            $67,824,499.48
Excess Funded Amount                                                             $0.00

Available Subordinated Amount (previous period)                        $106,295,567.42
Incremental Subordinated Amount (previous period)                       $15,361,954.63

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                 $1,875,000.00
Yield Supplement Account Beginning Balance                               $1,875,000.00
Yield Supplement Account Required Amount                                 $1,875,000.00

Reserve Fund Initial Deposit                                             $1,875,000.00
Reserve Fund Required Amount                                             $1,875,000.00
Reserve Fund Beginning Balance                                           $1,875,000.00

Outstanding Carryover Amount - Beginning Balance                                 $0.00
Yield Supplement Account Draw Amount                                             $0.00
Outstanding Carryover Amount - Ending Balance                                    $0.00
Yield Supplement Account Balance - Ending Balance                        $1,875,000.00
Yield Supplement Account Required Deposit Amount                                 $0.00

Reserve Fund Draw Amount                                                         $0.00
Reserve Fund Ending Balance                                              $1,875,000.00
Reserve Fund Required Deposit Amount                                             $0.00

1-month LIBOR Rate (annualized)                                             5.4275000%
Certificate Coupon (annualized)                                             5.5875000%
Prime Rate (annualized)                                                     8.5000000%
Servicing Fee Rate (annualized)                                                 1.000%
Excess Spread                                                               2.0438575%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                $580,778,645.62
Pool Balance at the Ending of Period                                   $637,128,674.86
Average Aggregate Principal Balance                                    $608,953,660.24

Aggregate Principal Collections                                        $386,122,870.52
New Principal Receivables                                              $420,472,899.76
Receivables Added for Additional Accounts                                        $0.00
Investor Default Amount                                                          $0.00
Net Losses                                                                  $14,534.98
Monthly Interest Accrued, but not Paid                                           $0.00
Ineligible Receivables                                                           $0.00
Ineligible Receivables in Prior Collection Period                                $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                       $0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                            $0.00
Spread Over Prime for Portfolio                                                  0.16%
Weighted Average Interest Rate                                                   8.66%


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                       0.03%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                                $41,055,623.16
Used Vehicle Percentage                                                          6.444%
Used Vehicle Percentage During Last Collection Period                            7.028%
Early Amortization Event?                                                        NO
Largest Dealer or Dealer Affiliation Balance                                     $28,655,159.63
Largest Dealer Percentage                                                        4.934%

Aggregate Principal Amount of Receivables of Dealers over 2%                     $21,189,093.75
Aggregate % Principal Amount of Receivables of Dealers over 2%                   3.326%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                  $390,464,619.51
Aggregate Amount of Interest Collections                                         $3,970,589.72
Investment Proceeds                                                              $0.00
Aggregate Amount of Principal Collections                                        $386,494,029.79
Asset Receivables Rate                                                           6.871%
Use Asset Receivables Rate?                                                      NO
Carryover Amount (this Distribution Date)                                        N/A
Total Carryover Amount                                                           N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                             63.41%
Previous Collection Period Monthly Payment Rate                                  67.95%
Monthly Payment Rate 3 months ago                                                59.30%
3-month Average Payment Rate                                                     63.55%
12-month Minimum Payment Rate                                                    59.30%
Early Amortization Event?                                                        NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                         YES
Last Day of Revolving Period                                                     N/A
Invested Amount as of Last Day of Revolving Period                               N/A
Accumulation Period Length (months)                                              N/A
First Accumulation Date                                                          TO BE DETERMINED
Expected Final Payment Date                                                      N/A
Required Participation Percentage                                                4.00%
Principal Funding Account Balance                                                $0.00
Principal Payment Amount                                                         $0.00
Controlled Deposit Amount                                                        $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                                              $1,746,093.75
ii.   Monthly Servicing Fee Distribution                                         $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                                   $0.00
iv.  Investor Default Amount Distribution                                        $0.00
v.  Outstanding Carryover Amount Distribution                                    $0.00
vi. Yield Supplement Account Deposit Amount Distribution                         $0.00
         Excess Servicing                                                        $505,156.06

Excess Servicing (Previous Period)                                               $242,978.10

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                                $0.0
Draw Amount                                                                      $0.0



              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                               ----------------

                Collections           Accrual         Distribution
            ------------------      -----------    ------------------
From:            15-Nov-99
To:              14-Dec-99
Days:                   30

LIBOR Rate      5.4275000%
  (1 month)

Series #            1      Active
VCI Rating:        N/A

              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                             Series                                     Excess     Required          Required         Outstanding
Series         Series    Allocation      Invested       Subordinated    Funded   Participation    Participation       Certificate
Number          Name     Percentage       Amount           Amount       Amount    Percentage          Amount            Balance
--------       ------    ----------      --------       ------------    ------   -------------    --------------    ---------------
          Trust                      $375,000,000.00   $67,824,499.48    $0.00        N/A         $15,000,000.00
        1 Series 1996-1    100.00%   $375,000,000.00   $67,824,499.48    $0.00       4.00%        $15,000,000.00    $375,000,000.00

                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                       SERVICING CERTIFICATE
                                                       ---------------------


INITIAL AMOUNTS                                                                   EXCESS SPREAD CALCULATION
---------------                                                                   -------------------------

Initial Invested Amount                            $375,000,000.00                Weighted Average Rate Charged to Dealers    8.66%
Invested Amount                                    $375,000,000.00                LIBOR                                       5.43%
Controlled Accumulation Amount                     $          0.00                Certificate Rate (LIBOR+16 b.p.)            5.59%
Required Subordinated Amount                       $ 67,824,499.48                Servicing Fee Rate                          1.00%
Annualized Servicing Fee Rate                                 1.00%               Investor Net Losses                         0.03%
First Controlled Accumulation Date                  TO BE DETERMINED                                                          ----
Accumulation Period Length (months)                      N/A                      Excess Spread                               2.04%
Expected Final Payment Date                              N/A
Initial Settlement Date                                  28-Mar-96
Required Participation Percentage                             4.00%
Subordinated Percentage                                      14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
-----------------------------------------------    ---------------     ---------------     --------------------    --------
Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $67,824,499.48       $0.00
  Floating Allocation Percentage                             64.57%              64.57%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $386,494,029.79     $386,494,029.79             N.A.              N.A.
New Principal Receivables                          $420,472,899.76     $420,472,899.76             N.A.              N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.              N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.              N.A.
Controlled Deposit Amount                          $          0.00                 N/A             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $67,824,499.48       $0.00
  Floating Allocation Percentage                             58.86%              58.86%


Non-Principal Receivables
-------------------------
Interest Collections                               $  2,563,749.81
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                 ------------------     ------------------
Available Subordination Amount (Previous)             $106,295,567.42        $106,052,589.32
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    242,978.10        $    242,978.10
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $106,538,545.52        $106,295,567.42

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 67,824,499.48        $ 68,933,383.20

Incremental Subordinated Amount                       $ 14,253,070.91        $ 15,361,954.63
  Overconcentration Amount                            $ 21,189,093.75        $ 20,817,755.48

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                        $  3,970,589.72        $  4,424,761.63
  Certificateholder Interest Collections              $  2,563,749.81        $  2,979,776.65
  Subordinate Interest Collections                    $    463,693.46        $    547,749.56
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  4,902,443.28        $  5,402,526.22

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    507,461.38        $    474,011.51
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00